------------------------------------------------------------------------------

------------------------------------------------------------------------------


                                                                       Exhibit 5





                                  July 1, 1997




SBC Communications Inc.
175 E. Houston Street
San Antonio, Texas  78205

Dear Sirs:

      In connection with the registration under the Securities Act of 1933 (the "Act") of shares (the "Shares") of common stock, par value $1.00 per share, of SBC Communications Inc., a Delaware corporation ("SBC"), and related stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of January 27, 1989, between SBC and American Transtech, Inc. ("ATI"), as amended by the Amendment to the Rights Agreement, dated as of August 5, 1992, by and among SBC, ATI, and The Bank of New York ("BONY"), as successor Rights Agent, and as further amended by the Second Amendment to Rights Agreement, dated as of June 15, 1994, by and between SBC and BONY (as amended, the "Rights Agreement"), I am of the opinion that:

      (1) The Shares have been duly authorized to the extent of not less than 13,000,000 Shares, which may be purchased pursuant to the SBC Communications Inc. 1996 Stock and Incentive Plan (the "Plan"), and, when the registration statement on Form S-8 relating to the Shares (the "Registration Statement") has become effective under the Act, upon issuance of the Shares and payment therefore in accordance with the Plan and the resolutions of the Board of Directors of SBC relating thereto, the Shares will be legally and validly issued, fully paid and nonassessable;

      (2) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Shares have been validly issued and sold as contemplated in paragraph (1) above, the Rights attributable to the Shares will be validly issued;

      (3) SBC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


      The foregoing opinion is limited to the laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

      I have relied as to certain matters on information obtained from public officials, officers of SBC and other sources believed by me to be responsible.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,


                                       /s/  James D. Ellis